Exhibit 99.1

MEMORANDUM OF AGREEMENT

BETWEEN THE INTERNATIONAL ISOTOPES, INC.

AND THE NEW MEXICO ENVIRONMENT DEPARTMENT

WHEREAS, the New Mexico Environment Department (“NMED”) and International Isotopes, Inc. (“INIS”) desire to enter into this Memorandum of Agreement to establish storage limits for INIS’s Fluorine Extraction Process and Uranium De-Conversion Integrated Plant (“INIS Plant”) outside of Hobbs, New Mexico.

WHEREAS, NMED and INIS have determined that it is in the public interest for INIS to be bound by enforceable conditions limiting the storage and disposal of total depleted uranium, depleted uranium hexafluoride (“DUF6”), and depleted uranium oxide (“DUO”) at the INIS Plant;

WHEREAS, NMED and INIS have determined that it is in the public interest to insure that INIS limit the amount of DUF6 and DUO stored onsite and to limit the length of time that DUF6 48Y cylinders and full DUO disposal containers are stored onsite at the INIS Plant;

WHEREAS, NMED and INIS have determined that it is in the public interest to require INIS to establish a reporting requirement to NMED if certain storage levels are reached;

WHEREAS, INIS agrees as soon as practicable and appropriate in its United States Nuclear Regulatory Commission (“NRC”) licensing proceeding to incorporate this Memorandum of Agreement into INIS’ Plant license consistent with the terms and conditions herein.

THEREFORE, IT IS HEREBY STIPULATED AND AGREED by NMED and INIS that:

1.

NMED and INIS admit that the NRC has jurisdiction over INIS’ NRC license parties and the subject matter of this Memorandum of Agreement.

2.

NMED and INIS agree to the following condition:

Onsite storage of uranium, in any form, at the INIS Plant shall be limited to a maximum inventory of 2,200,000 kilograms of uranium (“KgU”), or approximately 300 48Y cylinders.  Of this amount no more than 1,000,000 KgU shall be in the form of DUO.  The receipt or possession of any uranium in any form by INIS beyond this limit shall constitute noncompliance with this Memorandum of Agreement and the license.  Isotopes shall suspend receipt of any additional uranium onsite until this noncompliance is remedied.  In no event shall INIS store any DUO that has not been produced at the INIS Plant in New Mexico or its pilot testing facility in Idaho.

NMED and INIS agree that this condition shall be included in INIS Plant license when issued by the NRC.

3.

NMED and INIS agree to the following condition:

Onsite storage of any one 48Y cylinder of DUF6, or full disposal container of DUO, received or generated at the INIS Plant shall be limited to a maximum of two (2) years.  The storage of any one 48Y DUF6 cylinder or full DUO disposal container beyond this limit by INIS shall constitute noncompliance with this Memorandum of Agreement and with the license.  Isotopes shall suspend receipt of any additional DUF6 or production of DUO for onsite storage until this noncompliance is remedied.  In no event shall INIS store any DUO that has not been produced at the INIS Plant in New Mexico or its pilot testing facility in Idaho.

NMED and INIS agree that this condition shall be included in the INIS Plant license when issued by the NRC.  NMED and INIS agree that this condition shall in no way prevent shorter storage limits under another permit that has proper jurisdiction.

4.

NMED and INIS agree to the following condition:

Upon reaching 2,000,000 kgU of total uranium or 900,000 KgU in the form of DUO in onsite possession at the INIS Plant, INIS shall provide notification to NMED within 5 business days describing the circumstances leading to the inventory build-up and plans to reduce onsite inventories.

5.

NMED and INIS agree that in no event shall uranium from the INIS facility operations, in any chemical form, be disposed of within the State of New Mexico.

6.

NMED and INIS agree that INIS shall provide a draft copy of the periodic adjustment of the decommissioning cost estimate required by 10 C.F.R. § 40.36(d) (hereinafter referred to as the “Triennial Report”) to the Secretary of the New Mexico Environment Department at least 60 days prior to the submission of Triennial Report in final form to the NRC.  NMED and INIS further agree that they will work together in good faith to resolve any comments regarding the Triennial Report, however, unresolved comments will not delay timely submittal to the NRC.

7.

NMED and INIS agree that INIS shall provide a yearly report to the Secretary of the New Mexico Environment Department, on or before January 15th of each year that the INIS Plant is processing depleted uranium that identifies a) the amount (in KgU) of total uranium on site; b) the amount (in KgU) of DUO on site; c) the number of 48Y cylinders of DUF6 received during the past year for de-conversion; d) the current number of 48Y cylinders of DUF6 stored onsite with the date of the longest stored container; and e) the current number of full DUO disposal containers stored on site with the date of the longest stored container.

8.

NMED and INIS agree that INIS shall provide NMED the same access to documents and materials relating to the INIS radiation protection program that is required to be provided to the NRC.

9.

NMED and INIS agree that INIS shall support and shall not object to NMED accompanying NRC staff on any of its inspections of the INIS Plant radiation program and conducting inspections as permitted by any agreements between NMED and NRC that are executed in accordance with applicable NRC policy and guidance.  In this regard, INIS shall allow NMED staff the same access to its facilities, documents, materials and personnel to which NRC is entitled.  NMED shall execute any confidentiality agreement necessary to participate in such inspections and shall comply with all appropriate INIS Plant rules (e.g., safety, security) and any applicable NRC requirements when participating in such inspections.

10.

NMED and INIS agree that INIS shall provide to the New Mexico Department of Public Safety the Physical Security Plan for the INIS Plant subject to the execution by the appropriate officials, employees, or representatives of the New Mexico Department of Public Safety, of all required non-disclosure agreements.

11.

This Memorandum of Agreement does not govern any other environmental permits INIS is required by law to obtain.

12.

All parties hereto agree to exercise due diligence in the performance of their various responsibilities under this Memorandum of Agreement and to cooperate with each other in carrying out its intent.

13.

Nothing in this Memorandum of Agreement shall interfere with, prevent or excuse INIS from fulfilling any legal or statutory requirement of the NRC, or its successors, whether contained in the license for  the INIS Plant when issued or other requirement or regulation of the NRC, its successors, or representatives, whether oral or in writing.

14.

This Memorandum of Agreement shall be effective, final and binding on the parties upon execution by both parties.

15.

The parties agree that if the NRC does not approve the License requirements contained in this Agreement, the parties will negotiate in good faith to resolve any outstanding issues necessary to obtain its approval by the Board or the NRC.

16.

NMED and INIS agree that once the NRC adopts the license conditions in this Memorandum of Agreement, those conditions are fully enforceable by the NRC.  All parties agree not to contest the NRC’s jurisdiction to approve and enforce NRC license conditions instituted as a result of this Memorandum of Agreement.  If any provision of this Memorandum of Agreement is found by the NRC, or any court of competent jurisdiction, to be outside the NRC’s jurisdiction and thus unenforceable by the NRC, or should the NRC refuse or otherwise decline to enforce any provision of this Memorandum of Agreement, the parties agree that an action to enforce such provision may be filed in the United States District Court for the District of New Mexico (if subject matter jurisdiction exists) or the First Judicial District Court, Santa Fe County, of New Mexico and agree not to object to the jurisdiction of those courts to hear and determine such action.  The parties further agree to waive any objection to the standing of any party to this Memorandum of Agreement to bring an action to enforce the license conditions in this Memorandum of Agreement before the NRC or, if outside the NRC’s jurisdiction, the United States District Court or the First Judicial District Court.  Finally, the parties agree to proceed before the NRC prior to bringing an action in court, and further to proceed in United States District Court (if subject matter jurisdiction exists) before proceeding in the First Judicial District Court.

17.

In the event of a breach of any provision of Paragraphs 2, 3, or 5 herein, NMED shall be entitled to liquidated damages from INIS in the amount of $5,000 per day per breach. This amount is not a penalty but is a reasonable estimate of the damages that would result from any breach.  Notwithstanding the foregoing, NMED and INIS agree that INIS shall be entitled to attempt to cure the breach of any provision of Paragraphs 2, 3, or 5 herein within 60 days of receiving written notice from NMED of such breach.

18.

In the event this Memorandum of Agreement becomes effective in accordance with the terms herein, the parties agree if any term, section, provision or portion of this Memorandum of Agreement is subsequently held invalid or unconstitutional by any court of competent jurisdiction, the remaining terms, sections, provisions and portions of this Memorandum of Agreement shall remain in full force and effect.

19.

In the event this Memorandum of Agreement becomes binding upon the parties in accordance with the terms herein, the Memorandum of Agreement shall be binding upon the parties’ successors, assigns, representatives, employees, agents, partners, subsidiaries, and affiliates.

20.

NMED and INIS expressly waive the right to challenge, contest the validity of, or seek judicial review of any order entered as a result of this Memorandum of Agreement so long as such order is fully consistent with each provision of this Memorandum of Agreement.

21.

When approved by the NRC Board, the order entered as a result of this Memorandum of Agreement has the same force and effect as an order made after full hearing.

IN WITNESS WHEREOF INIS and NMED have caused this Memorandum of Agreement to be executed by their duly authorized representatives on this 22nd day of October, 2009.

NEW MEXICO ENVIRONMENT DEPARTMENT	INTERNATIONAL ISOTOPES, INC.

/s/ Ron Curry	/s/ Steve Laflin
RON CURRY	STEVE LAFLIN
Secretary	President and Chief Executive Officer

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